UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2008

Percipio Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Sunburst Acquisitions III, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-23559	84-14320001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Blvd., Suite 1410
Los Angeles, CA 90024
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 310-696-0333 x125

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York  10005
Telephone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective October 29, 2008, Sunburst Acquisitions III, Inc. (the “Company”) changed its name to Percipio Biotherapeutics, Inc. The name change was effectuated by merging a wholly owned subsidiary of the Company into the Company with the Company as the surviving entity.

In addition, effective October 29, 2008, the Company effected a reverse split of its issued and outstanding shares of common stock as well as it authorized shares of common stock on a 67 for one basis.  In accordance with Nevada law, the Company obtained approval of the Board of Directors to implement the reverse split.  As a result of the reverse split, the authorized shares of common stock will be reduced from 1,000,000,000 to 14,925,373.  Further, the issued and outstanding shares prior to the reverse stock split of 997,699,062 will be 14,891,081 following the reverse stock split.  Including the shares outstanding and options to be issued to management, the fully-diluted shares outstanding following the reverse stock split will be 18,275,081 shares.

The Articles of Merger and the Certificate of Amendment to the Certificate of Incorporation are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro Forma Financials statements.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

3.1	Articles of Merger

3.2	Certificate of Amendment to the Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Percipio Biotherapeutics, Inc.

Date: October 31, 2008	By:	/s/ Robert Brooke
Robert Brooke
Chief Executive Officer